EXHIBIT 10(c)
                                                                   -------------
                              EMPLOYMENT AGREEMENT


     In consideration of my employment with SBS Interactive, Co., a Florida corporation ("Employer"), or one of its affiliated or related entities, and other good and valuable consideration, Employer and I have executed this Employment Agreement (this "Agreement") and agree that:

     1. Effective Date. This Agreement is effective as of April 30, 2003 (the "Effective Date").

     2.  Employment and Compensation. The parties acknowledge and agree that:

         (a) During the Term (defined below), I will be employed by Employer as the Chairman and Chief Executive Officer of Employer. I will report directly to, and only to, the Board of Directors of Employer (the "Board"), and my responsibilities in such position will be to manage and oversee the operations of Employer as is customary for the chairman and chief executive officer of a corporation and is consistent with the past practice of Employer as existed prior to the date of this Agreement, including without limitation, principal decision-making authority regarding day-to-day business operations, hiring of employees, firing of employees, client relations, client development, cash management, growth opportunities, capital expenditures and business opportunities. I shall have all executive powers and authority which are necessary to enable me to discharge my duties as Chairman and Chief Executive Officer of Employer and/or which are commonly incident to such office.

         (b) I agree that I will not be entitled to receive any salary hereunder until such time as the company has completed an initial seed financing of at least $150,000. From and after that point, my initial base salary will be $16,500 per month (the "Base Salary"), less standard tax withholdings, payable in equal installments in frequency customary under Employer's payroll policies as in effect from time to time which shall in no event be less than semi-monthly, and my Base Salary will be subject to upward adjustments at any time and from time to time at the discretion of the compensation committee of the Board. Under no circumstances during the Term will my Base Salary, bonus levels (discussed below) or benefits (discussed below) be reduced without my advanced written consent which may be withheld by me in my sole and absolute discretion.

         (c) I will be eligible to participate in all benefit plans of Employer offered to similarly-situated executives of Employer from time to time on a basis no less favorable than that afforded to any other director, officer or employee of Employer, as such plans are determined and administered by Employer in its sole discretion.

         (d) On the date that is two business days following the release of Employer's audited financial statements for the prior fiscal year, commencing with the fiscal year ending December 31, 2003, I shall receive a bonus in an amount equal to seven percent (7%) of the EBITDA of Employer, as shown on such


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audited financial statements, but adjusted to exclude any extraordinary or non-recurring charges, such as adjustments for compensation expense, inventory adjustments, write-offs or write-downs, etc.). In the event that the EBITDA of Employer does not equal a positive number, the bonus to be paid to me shall be at the discretion of the Board.

         (e) Subject to the following, I will receive a vacation benefit in accordance with Employer's standard policies offered to similarly-situated executives of Employer from time to time, which shall in no event be less than six (6) weeks per year (the "Vacation Benefit"). In the event that I do not use all of the Vacation Benefit in any year, such unused portion shall be carried over and added to the Vacation Benefit for the subsequent year. There shall be no limit on the amount of Vacation Benefit which may be accrued or carried over from one year to the next, nor shall any unused Vacation Benefit expire at any time. In addition, all Jewish holidays which I observe shall not be counted against my Vacation Benefit.

         (f) I shall receive employee stock option awards as such may be determined and granted by the Board or the Compensation Committee of the Board in its sole discretion from time to time during my employment, and I will receive, concurrently with the execution hereof, (i) a grant of 605,981 restricted shares of common stock, par value $0.01 per share, of Employer (a share certificate for which shall be delivered to me within fourteen days of the execution of this Agreement), and (ii) a stock option award for the right to purchase an additional 1,211,963 shares of the common stock of Employer, pursuant to the terms and conditions of a Nonqualified Stock Option Agreement in substantially the form of Exhibit A to this Agreement, exercisable at the per share exercise price of $0.75, which the Board has determined to be the fair market value of the common stock as of the Effective Date. All of the Options shall vest fully upon my termination for any reason, other than my voluntary termination, and I shall have a period of one year following the termination of my employment to exercise any such options. In the event of my voluntary termination, and I shall have a period of one year following the termination of my employment to exercise any options that were fully vested as of the termination date of my employment.

         (g) Together with the Base Salary payable pursuant to Section 2(b), above, I shall receive a payment of $1,000.00 per month as an automobile allowance.

         (h) Employer shall promptly reimburse me for all reasonable business expenses incurred in performing my duties and promoting the business of Employer, including, but not limited to, reasonable meal and entertainment expenses, first-class travel and deluxe lodging expenses, following presentation of documentation substantiating such expenses.

         (i) Employer shall, at its cost, provide me with the following additional benefits and shall reimburse me for all charges incurred by me in connection with the use thereof related to the performance of my duties hereunder: (i) cellular telephones; (ii) home office expenses, including, without limitation, a telecopy machine, current model notebook computer with modem, telephone line, dedicated telecopy phone line, and home high-speed internet service/VPN; and (iii) such other goods and services which are reasonably necessary or appropriate to my performance of my duties hereunder.

         (j) Employer shall, if available, at all times and at its sole cost and expense, maintain such liability insurance policies covering officers and directors of Employer in their capacities as officers and directors (including errors and omissions coverage) as are customary for a public company of similar size to Employer in the industries in which Employer and Employer conduct


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business. I shall be added as an additional named insured under all such liability insurance policies now in force or hereafter obtained. Employer shall fully indemnify me in my capacity as an officer and advance and hold me harmless from any and all costs, expenses, losses, claims, damages, obligations or liabilities (including attorneys' fees, costs and expenses) arising out of or relating to any acts, or omissions to act, made by me on behalf of or in the course of performing services for Employer to the full extent permitted by the charter documents of Employer as in effect on the date of this Agreement, or, if greater, as permitted by applicable law, provided that the indemnity afforded by the charter documents of Employer shall never be greater than that permitted by applicable law, and provided further that in no event shall the indemnification provided to me be less favorable to me than that provided to the President or Chairman of the Board of Employer. To the extent a change in applicable law permits greater indemnification than is now afforded by the charter documents and a corresponding amendment shall not be made in said charter documents, it is the intent of the parties hereto that I shall enjoy the greater benefits so afforded by such change. If any claim, action, suit or proceeding is brought, or claim relating thereto is made, against me with respect to which indemnity or partial indemnity may be sought against Employer pursuant to this section, I shall notify Employer in writing thereof, and Employer shall (i) have the right to participate in, and to the extent that it shall wish, in its discretion, assume and control the defense thereof, with counsel satisfactory to me, and
(ii) advance all expenses (including, without limitation, attorneys' fees, costs and expenses) of mine in connection with any claim, action, suit or proceeding by any third party. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which I may be entitled under the charter documents of Employer , any other agreement to which Employer is bound, any vote of shareholders or disinterested directors, the Florida Business Corporation Act, or otherwise.

         (k) I will devote that amount of time, attention and energies to the performance of my duties as is required to reasonably fulfill the duties and obligations of the Chairman and CEO of the Company, and will at all times faithfully and diligently use my best efforts and abilities to promote Employer's business interests. Notwithstanding the foregoing or anything else contained herein to the contrary, I may work from my principal residence or any other location I deem appropriate. Employer acknowledges that I have other significant business interests that I will simultaneously be devoting my time, attention and energies to, and that there is no requirement hereunder that I devote any specified amount of my time, attention and energies to the business of Employer.

         (l) The parties further agree that all acts and/or omissions made by me in the course of my employment with Employer shall be deemed to have been made in the best interests of Employer, for the benefit of Employer and, absent fraud, I shall, for all intents and purposes, be afforded such a presumption consistent with the business judgment rule, irrespective of my additional business interests. The parties acknowledge and agree that any act or omission by me and/or my affiliates in connection with my additional business interests shall not be grounds for termination hereunder under Section 3(b)(4) hereof or any other section of this Agreement and further acknowledge and agree that this
Section 2(l) is of the essence of this Agreement and is a material inducement for each party entering into this Agreement.


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     3.  Employment Term and Termination. The parties acknowledge and agree that:

         (a) The initial term of my employment shall be for a period of three
(3) years beginning on the Effective Date, unless earlier terminated as provided herein (the "Initial Term"). At the expiration of the Initial Term or any Renewal Term (as defined below), this Agreement will automatically renew for an additional one (1) year term (each, a "Renewal Term"), absent sixty (60) days' prior written notice to the contrary delivered by me to Employer or by Employer to me prior to the end of the then-current Initial Term or Renewal Term, as applicable. (The Initial Term and any Renewal Term(s) are sometimes referred to herein collectively as the "Term".)

         (b) This Agreement shall terminate upon the earliest to occur of the following:

              (1) the expiration of the Term after I have provided notice in accordance with the provisions of paragraph (a) above;

              (2) immediately upon my death;

              (3) upon thirty (30) days' prior written notice to me from Employer in the event of my disability (as used herein, the term "disability" means a physical or mental disability which prevents me from performing my obligations under this Agreement for a period of four consecutive months during any period of three hundred sixty five (365) consecutive days);

              (4) upon written notice from Employer to me that my employment is being terminated for cause (as used herein, the term "for cause" means a termination of my employment by Employer due to (i) a definitive determination by a court of law of my embezzlement or willful misappropriation of funds or other assets of any person, (ii) my conviction (by trial, upon a plea or otherwise) of, or my admission of guilt of, any felony, (iii) a willful breach of my fiduciary duty to Employer, or a willful violation of any other material contractual, statutory, common law or other legal duty I owe to Employer or its stockholders, (iv) my engaging in conduct which is willfully and intentionally conducted to be materially adverse to Employer or materially inconsistent with my duties and responsibilities or (v) my habitual gross neglect of duties or other material breach of this Agreement); provided, however, that with regard to this subparagraph (4), I may not be terminated for cause unless and until Employer has given to me at least sixty (60) days' prior written notice of its intended actions, specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, and I have not cured such event, activity or omission prior to the end of such sixty-day time period; and provided, further, that for purposes of determining whether any such cause is present, no act or failure to act by me shall be considered "willful" if done or omitted to be done by me in good faith and in the reasonable belief that such act or omission was in the best interest of Employer and/or required by applicable law.

              (5) upon at least thirty (30) days' prior written notice from me to Employer that I am terminating my employment other than for Good Reason (as defined below); or

              (6) upon at least sixty (60) days' prior written notice from Employer to me that Employer is terminating my employment for any reason other than for cause; or


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              (7) upon at least thirty (30) days' prior written notice from me to Employer that I am terminating my employment for good reason (as used herein, the term "Good Reason" means: (i) a reduction in my duties or responsibility without my prior written consent, other than an isolated, inadvertent action not taken in bad faith which is remedied within seven (7) days of my notifying Employer of such inadvertent action; (ii) a reduction in, or attempt to reduce, my Base Salary, bonus level and/or benefits; (iii) a reduction in, or attempt to reduce, my opportunities to earn a bonus pursuant to Section 2(d) hereof; (iv) Employer's or any affiliate's failure to provide to me in all material respects the indemnification and insurance coverage set forth in Section 2(j); (v) a breach or failure to perform a material term and/or condition of this Agreement by Employer, the parties agreeing that Employer's failure to timely pay me any sum due hereunder, indemnify me or timely pay insurance premiums required in
Section 2(j) hereof are material conditions of this Agreement; (vi) the occurrence of a "Change in Control" (as herein defined below); and (vii) any purported termination of my employment for cause which is not effected pursuant to Section 3(b)(4) (and for purposes of this Agreement, no such purported termination shall be effective); in each of (ii), (iii), (iv) (v) and (vii) above, which is not remedied within ten (10) days of notice of such breach provided by me to Employer).

              (8) the expiration of the Term after Employer has provided notice in accordance with the provisions of paragraph (a) above

     For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of Employer; (ii) Employer consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any corporation consolidates with, or merges with or into, Employer, in any such event pursuant to a transaction in which some or all of the outstanding voting stock of Employer is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of Employer is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of Employer immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election I approved in writing) cease for any reason to constitute a majority of the Board then in office; or
(iv) Employer is liquidated or dissolved or adopts a plan of liquidation, provided however that a Change in Control shall not include any going private or leveraged buy-out transaction which is sponsored by me or in which I acquire an equity interest in excess of 15% of the successor entity.


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          (c) If my employment under this Agreement is terminated:

              (1) pursuant to paragraph 3(b)(3), 3(b)(6), 3(b)(7) or 3(b)(8)
above during the Term, Employer shall pay or cause to be provided to me the following: (i) within fifteen (15) days of the termination of employment, a lump sum amount equal to the greater of: (x) my monthly Base Salary multiplied by the number of full months remaining in the Initial Term or (y) my monthly Base Salary multiplied by twelve (12); (ii) within fifteen (15) days of the termination of employment, a lump sum amount equal to all of my accrued but unpaid Vacation Benefit through the effective date of termination, paid at the level of my Base Salary in effect at the time of termination of my employment;
(iii) within fifteen (15) days of the termination of my employment, a lump sum amount equal to any authorized, required or awarded, but as-yet unpaid bonus;
(iv) within fifteen (15) days of the termination of employment, a lump sum amount equal to the full amount of my bonus compensation for that fiscal year (based on projections for Employer's results of operations for that year); (v) within fifteen (15) days of the termination of employment, a lump sum amount equal to all unpaid reimbursement amounts per Section 2(h) of this Agreement;
(vi) for a period of twelve (12) months from the effective date of the termination of my employment, all group medical, health and accident insurance or such other health care insurance benefits in which I was a participant prior to the termination date, at the same coverage level and on the same terms and conditions which applied immediately prior to the termination date; provided, however, that if, as the result of the termination of my employment, I and/or my otherwise eligible dependents or beneficiaries shall become ineligible for benefits under any one or more benefit plans of Employer , Employer shall continue to provide me and my eligible dependents or beneficiaries through other means, at Employer's sole cost and expense, with benefits at a level at least equivalent to the level of benefits for which I and my dependents and beneficiaries were eligible under such plans immediately prior to the termination date. At the termination of the benefits coverage under the preceding sentence, I and my dependents shall be entitled to continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, Sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if my employment with the Company had been terminated on the date such benefits coverage terminates; and (vii) all stock options granted to me shall fully vest on the date of termination of my employment and shall be fully exercisable at any time thereafter (which is prior to their expiration) in my sole my discretion; or

              (2) pursuant to paragraph 3(b)(1) through 3(b)(5) above, excluding paragraph 3(b)(3), I will be entitled to receive: (i) within fifteen (15) days of the end of my employment, my accrued but not paid Base Salary; (ii) within fifteen (15) days of the termination of employment, a lump sum amount equal to all of my accrued but unpaid Vacation Benefit through the date of termination, paid at the level of my Base Salary; (iii) within fifteen (15) days of the termination of employment, a lump sum amount equal to any authorized, required or awarded, but as-yet unpaid bonus; (iv) a pro-rata portion of the full amount of my bonus compensation for that fiscal year (based on projections for Employer's results of operations for that year) based upon a fraction, the numerator of which is the number of weeks during that calendar year prior to the effective date of termination and the denominator of which is fifty-two (52); and (iv) within fifteen (15) days of the termination of employment, a lump sum amount equal to all reimbursement amounts per Section 2(h) of this Agreement.

         (d) Employer's obligation to pay the aforementioned sums and provide the aforementioned benefits shall be absolute and I shall not be required to


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mitigate damages under this Agreement by seeking other employment. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation or benefits earned or provided to me as the result of employment by another employer.

         (e) Employer shall have no right to offset or setoff against any payments or other benefits due to me and/or any of my affiliates under this Agreement or any other agreement, to which I and/or any of my affiliates may be a party with Employer , the amount of any claims it may have against me by reason of: (i) any matters pertaining to my employment by Employer; (ii) any matters pertaining to my rendering of services to, or my involvement with, Employer; or (iii) any breach or alleged breach of this Agreement by me. In no event shall I be liable to Employer for any matters related to my employment by, and/or rendering services to, Employer in an amount in excess of one year's Base Salary, collectively.

     4.  Confidentiality.

         (a)  Definitions.

              (1) "Proprietary Information" means all information and ideas, whatever form, tangible or intangible, (i) pertaining to the business of Employer and any of its subsidiaries (collectively, the "Company Parties"), (ii) produced by any employee or consultant of a Company Party, or (iii) otherwise produced or acquired by or on behalf of a Company Party. Proprietary Information includes, without limitation, (i) formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects; (ii) information about costs, profits, markets, sales, contracts, customers, including customer lists and agreements, and suppliers, including supplier agreements; (iii) business, marketing, and strategic plans; (iv) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics and agreements; and (v) employee personnel files and compensation information. Notwithstanding the foregoing or anything else contained herein to the contrary, the confidential obligations herein will cease as to Proprietary Information that: (w) has become publicly known through no fault of mine; (x) is received by me properly and lawfully from a third party without restriction on disclosure and without knowledge or reasonable suspicion that the third party's disclosure is in breach of any obligations to Employer;
(y) has been developed by me completely independent of the delivery of Proprietary Information hereunder; or (z) has been approved for public release by written authorization of Employer.

              (2) "Confidential Information" means Proprietary Information not generally known outside of the Employer organization, or so known only through improper means. Confidential Information is to be broadly defined and includes (without limitation) trade secrets (as defined under Cal. Civil Code ss.3426.1) and all other information that has commercial value or other utility in the business in which any Company Party is engaged, or the unauthorized disclosure of which could be detrimental to the interests of a Company Party, whether or not such information has been identified as Confidential Information. Confidential Information includes information disclosed by a Company Party and information developed or learned by me for the benefit of Employer during the course of my employment with Employer. Confidential Information will not include any information that (x) is or becomes public knowledge otherwise than by my act


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or omission; or (y) is or becomes available to me without obligation of confidence from a source (other than Employer) provided that the source of such information was not known by me to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Employer or any other party with respect to such information. Notwithstanding anything contained herein to the contrary, however, no information, including without limitation, Proprietary Information, constitutes Confidential Information if it is generic information or general knowledge which I would have learned in the course of similar employment elsewhere in the trade or if it is otherwise publicly known and in the public domain.

              (3) "Company Materials" means (i) all original copies and all reproductions of Confidential Information, including (without limitation) devices, records, sketches, reports, notebooks, proposals, lists, correspondence, equipment, documents, computer diskettes, photographs, negatives, undeveloped film, notes, drawings, specifications, tape recordings or other electronic recordings, program and data, and (ii) all other materials and property of any nature belonging to, or materially pertaining to my work with, any Company Party.

         (b) Delivery of Company Materials. Upon termination of my employment for whatever reason, I shall deliver to Employer all Company Materials, and I shall not take, or intentionally allow a third party to take, any Company Materials. I recognize that the unauthorized taking of Confidential Information may be a crime under the Cal. Penal Code ss.499c or comparable laws of other states or the United States, and may also result in civil liability under Sections 3426.1 through 3426.11 of the California Civil Code, or comparable laws of other states.

         (c) Third-Party Information. I acknowledge that the Company Parties have received and in the future will receive from third parties their confidential information, subject in some cases to a duty to maintain the confidentiality of such information and to use it only for certain limited purposes. I will treat such information in a manner consistent with the Company Party's agreement with such third parties, and without limiting the foregoing, I will not, directly or indirectly, use, make available, sell, intentionally disclose or otherwise communicate to any third party, other than in my assigned duties for the benefit of Employer, any such confidential information.

     5. Representations and Warranties. I hereby represent and warrant that (i) my employment with Employer does not and will not breach any agreements with or duties to a former employer or any other third party, (ii) I have no obligations inconsistent with the terms of this Agreement or with my undertaking a relationship with Employer, and I will not enter into any agreement in conflict with this Agreement; (iii) the performance of this Agreement does not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iv) I will not disclose to any Company Party or use on its behalf, any confidential information belonging to others; and (v) there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between me and any other person. During the Term, I agree that I will promptly inform Employer if I become aware of any fact that would cause my representations and warranties above to be false. The individuals signing on behalf of Employer and Employer hereby represent and warrant that each such


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signatory has full authority to enter into this Agreement as an officer or other duly authorized agent of each of Employer and Employer such that this Agreement is legal, valid and binding upon each of Employer and Employer, enforceable in accordance with its terms.

     6.  Agreement to Arbitrate.

         (a) In consideration of my employment with Employer, Employer and I hereby agree that any claim or controversy arising from, or relating in any way to, my employment relationship with Employer, including, but not limited to, any claim arising from discipline, demotion, or termination, shall be submitted to, and shall be resolved through, final and binding arbitration before a judicial arbitrator selected in accordance with the procedures of the arbitration service selected by the party against whom the claim is brought from among the following: Alternative Dispute Resolution Services, Judicial Arbitration and Mediation Services, American Arbitration Association, or such other service to which the parties agree. This agreement to arbitrate includes, but is not limited to, all claims, allegations, and charges of violation of federal, state or local law, statute, ordinance, rule or regulation (e.g., claims of discrimination, including, but not limited to, discrimination based upon race, sex, sexual orientation, religion, national origin, age, marital status, creed, color, medical condition as defined under federal and/or California law, physical or mental disability, and claims relating to leaves of absence mandated by state and/or federal law), breach of any alleged contract or covenant (express or implied), tort claims, wage payment claims, violation of public policy claims, or any other alleged violation of statutory, contractual or common-law rights. I understand that the agreement to arbitrate contained in this paragraph 6 covers any and all claims that I might bring under Title VII, the Americans with Disabilities Act, the Age Discrimination in Employment Act and the California Fair Employment and Housing Act.

         (b) EACH OFEMPLOYER AND I HEREBY WAIVE ANY RIGHT ANY OF US MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CONTROVERSY COVERED BY THIS AGREEMENT. The only claims excluded from this agreement to arbitrate are claims that I may have for workers' compensation benefits and unemployment compensation benefits, administrative charges (but not litigation arising from such charges), any solely monetary dispute within the jurisdiction of a small claims court and claims arising under Paragraphs 4 and 5 of this Agreement.

         (c) Employer or I must file a written demand for arbitration with one of the arbitration services listed above of any claim subject to this paragraph 6 within applicable federal or state statutes of limitation. Each of us has the right to representation by counsel with respect to arbitration of any dispute pursuant to this paragraph 6. A single, neutral arbitrator shall be selected by agreement between the parties to the dispute; if the parties do not agree upon the selection of an arbitrator within 30 days after the date of the request for arbitration, a single, neutral arbitrator shall be selected pursuant to the rules of the applicable arbitration service. The arbitration proceedings shall occur in Los Angeles, California.

         (d) At the request of any party, the arbitration proceedings shall be conducted in the utmost secrecy, and, in such a case, all documents, testimony and records shall be received, heard and maintained by the arbitrator in secrecy, available for inspection only by the parties and their respective attorneys and experts. Each party shall be allowed sufficient discovery to


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arbitrate its claims as part of the arbitration process. The arbitrator shall conduct a full hearing at which the parties shall be entitled to present evidence and examine and cross-examine witnesses. The arbitrator shall issue a written decision revealing the essential findings and conclusions upon which any award is based. In addition, the arbitrator shall have authority to award equitable relief, damages, costs and fees to the extent permitted by law, including, but not limited to, any remedy or relief that a governing court might order.

         (e) For statutory employment discrimination claims, and to the extent otherwise required by California law, any arbitration costs and fees that I would not be required to bear if I were free to bring an action in court shall be borne by Employer, provided that none of the parties to a dispute shall be responsible for the other's attorneys' fees and costs absent an award of such fees by the arbitrator. Each of the parties shall be equally bound by any decision of the arbitrator. The arbitrator shall have exclusive authority to resolve all claims between the parties, including, but not limited to, whether any particular claim is arbitrable and whether all or part of this Agreement is void or unenforceable.

         (f) The parties understand and agree that this paragraph 6 contains a full and complete statement of any and all agreements and understandings regarding resolution of disputes between Employer and me, and that the obligations set forth in this paragraph 6 shall survive the termination of my employment with Employer.

     7.  Miscellaneous.

         (a) Injunctive Relief. I acknowledge and agree that (i) my failure to carry out any obligations set forth in paragraphs 4 and 5 above, or a breach by me of any provision contained in paragraphs 4 and 5 above, will constitute immediate and irreparable damage to Employer that cannot be fully and adequately compensated in money damages and therefore will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief; (ii) no bond or other security shall be required in obtaining such relief; and (iii) no proof of actual damages to Employer shall be required to obtain such relief. I consent to the issuance of such injunction and the ordering of specific performance. I agree that other action may be taken and remedies enforced against me.

         (b) Modification. No modification or waiver of any provision of this Agreement shall be valid unless made in writing and signed by myself and the President of Employer The failure, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance.

         (c) Binding Effect. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and all successors of Employer Except as expressly provided herein, no party hereto may sell, transfer, assign, or pledge any of their rights or interests pursuant to this Agreement and any attempted assignment in violation hereof shall be null and void ab initio.

         (d) Governing Law; Consent to Jurisdiction. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of California (without reference to conflict of law principles). I hereby consent to the personal jurisdiction of the state and federal courts located in Los Angeles County, California, for any lawsuit filed there against me by Employer arising out of or relating to this Agreement.

         (e) Integration. This Agreement together with the attached schedules and exhibits supersedes all, and may not be contradicted by evidence of any, other prior and contemporaneous agreements and statements on the subjects covered in this Agreement, whether written or oral. If any practices, policies, or procedures of Employer, whether in writing or not, now or in the future, that apply to me are inconsistent with the terms hereof, the provisions of this Agreement shall control unless changed in writing in accordance with paragraph 9(b) hereof.

         (f) Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

         (g) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         (h) Rights Cumulative. The rights and remedies provided hereby are cumulative, and the exercise of any right or remedy, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the right to exercise any or all other rights and remedies.

         (i) Further Assurances. I will perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         (j) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered if sent by personal delivery (including, without limitation, recognized courier services) or three (3) business days after mailing when deposited in the mail if sent by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the named party at the address set forth on Schedule 1 hereto, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that all notices of change of address shall be effective only upon receipt.



                  [remainder of page intentionally left blank ]

         (k) Employee Acknowledgment. I have had the opportunity to consult legal counsel in regard to, and have read and understood, this Agreement. I am fully aware of its legal effect, and I have entered into it freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained herein.


     IN WITNESS WHEREOF, I have executed this Agreement as of the date set forth below.


Dated:  April 30, 2003


/s/Ralph Rubenstein
-------------------------------------------------------------
Employee Signature

Printed Name of Employee: Ralph Rubenstein



Acknowledged and agreed:

SBS INTERACTIVE, CO., INC.


By:  /s/ Todd Gotlieb
     -------------------------------------
      Todd Gotlieb, Director

And


By:  /s/ Barry Alter
     -------------------------------------
      Barry Alter, Director

                                   SCHEDULE 1

                                NOTICE ADDRESSES

                                    EXHIBIT A

                          Notice of Stock Option Grant


THE OPTION GRANTED PURSUANT TO THIS AGREEMENT AND THE SHARES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           SBS INTERACTIVE, CO., INC.
                             Stock Option Agreement


                           Section 1: GRANT OF OPTION

     1.1 Option. On the terms and conditions set forth herein (this "Agreement"), and as of April 30, 2003 (the "Effective Date"), Ralph Rubenstein (the "Optionee") is hereby granted the option to purchase for $0.75 per share (the "Exercise Price") 1,211,963 shares (the "Shares") of the common stock of SBS Interactive Co., Inc. (the "Company"). This option is intended to be a Non-Qualified Stock Option.

     1.2 Stock Plan. This option is granted pursuant to and subject to the terms of this written Stock Option Agreement (the "Plan").

                          Section 2: RIGHT TO EXERCISE

     2.1 Exercisability. This option shall be exercisable as follows: As to one-half (1/2) of the Shares on the date that is six (6) months following the Effective Date, and as to the remaining one-half (1/2) of the Shares on the date that is eighteen (18) months following the Effective Date. This option shall expire on the date that is ten (10) years after the Effective Date (the "Expiration Date"). Subject to Section 2.3 below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth herein.

     2.2 Shareholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of this Agreement by the Company's shareholders.

                 Section 3: NO TRANSFER OR ASSIGNMENT OF OPTION

     Except as provided herein, Optionee may not assign, sell or transfer the option, in whole or in part, other than by will or by operation of the laws of descent and distribution, or as follows: (i) by gift to a member of the Optionee's immediate family or (ii) by transfer by instrument to a trust providing that the Option is to be passed to beneficiaries upon death of the trustor (either or both (i) or (ii) referred to as a "Permitted Transferee").

For purposes of this Section 3, "immediate family" shall mean the Optionee's spouse (including a former spouse subject to terms of a domestic relations order); child, stepchild, grandchild, child-in-law; parent, stepparent, grandparent, parent-in-law; sibling and sibling-in-law, and shall include adoptive relationships. A transfer permitted under this Section 3 hereof may be made only upon written notice to Administrator. A Permitted Transferee may not further assign, sell or transfer the transferred option, in whole or in part, other than by will or by operation of the laws of descent and distribution. A Permitted Transferee shall agree in writing to be bound by the provisions of this Agreement.

                         Section 4: EXERCISE PROCEDURES

     4.1 Notice of Exercise. The Optionee or the Optionee's representative may exercise this option by delivering a written notice in the form of Exhibit A attached hereto ("Notice of Exercise") to the Company in the manner specified pursuant to Section 13.4 hereof. Such Notice of Exercise shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment, which must comply with Section 5. The Notice of Exercise shall be signed by the person who is entitled to exercise this option. In the event that this option is to be exercised by the Optionee's representative, the notice shall be accompanied by proof (satisfactory to the Company) of the representative's right to exercise this option.

     4.2 Issuance of Shares. After receiving a proper Notice of Exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be deposited in escrow or delivered to or upon the order of the person exercising this option.

     4.3 Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

                          Section 5: PAYMENT FOR STOCK

     5.1 General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in full by cash or check for an amount equal to the aggregate Exercise Price for the number of shares being purchased. Alternatively, in the sole discretion of the Plan Administrator and upon such terms as the Plan Administrator shall approve, the Exercise Price may be paid by:

     5.2 Cashless Exercise. A copy of instructions to a broker directing such broker to sell the Shares for which this option is exercised, and to remit to the Company the aggregate Exercise Price of such option ("Cashless Exercise");

     5.3 Stock-For-Stock Exercise. Paying all or a portion of the Exercise Price for the number of Shares being purchased by tendering Shares owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised (the "Purchase Price") thus constituting the full aggregate Purchase Price of the shares with respect to which this option or portion hereof is exercised ("Stock-for-Stock Exercise"); or

     5.4 Withholding Payment. The Exercise Price shall include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or any parent or subsidiary corporation as a result of the exercise of a Stock Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) Cashless Exercise; (ii) Stock-for-Stock Exercise; (iii) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee ("Stock withholding"); or (iv) a combination of one or more of the foregoing payment methods. Any shares issued pursuant to the exercise of an Option and transferred by the Optionee to the Company for the purpose of satisfying any withholding obligation shall not again be available for purposes of the Plan. The fair market value of the number of shares subject to Stock withholding shall not exceed an amount equal to the applicable minimum required tax withholding rates.

     5.5 Promissory Note. The Plan Administrator, in its sole discretion, upon such terms as the Plan Administrator shall approve, may permit all or a portion of the Exercise Price of Shares issued under the Plan to be paid with a full-recourse promissory note; provided, however, that payment of any portion of the Exercise Price by promissory note shall not be permitted where such loan would be prohibited by applicable laws, regulations and rules of the Securities and Exchange Commission and any other governmental agency having jurisdiction. However, in the event there is a stated par value of the shares and applicable law requires, the par value of the shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. Subject to the foregoing, the Plan Administrator (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

     5.6 Exercise/Pledge. In the discretion of the Plan Administrator, upon such terms as the Plan Administrator shall approve, payment may be made all or in part by the delivery (on a form prescribed by the Plan Administrator) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                         Section 6: TERM AND EXPIRATION

     6.1 Basic Term. This option shall expire and shall not be exercisable after the expiration of the earliest of (i) the Expiration Date, (ii) twelve (12) months after the date the Optionee's Service with the Company and its Subsidiaries terminates if such termination is for any reason other than for cause (as defined in Section 3(b)(4) of Optionee's Employment Agreement with the Compnay), and (iii) if the Optionee's Service with the Company and its Subsidiaries terminates for cause, all outstanding Options granted to such Optionee shall expire as of the commencement of business on the date of such termination. Outstanding Options that are not exercisable at the time of termination of employment for any reason shall expire at the close of business on the date of such termination. The Plan Administrator shall have the sole discretion to determine when this option is to expire. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, to the extent such leave is required by applicable law. To the extent applicable law does not require such a leave to be deemed to continue while the Optionee is on a bona fide leave of absence, such leave shall be deemed to continue if, and only if, expressly provided in writing by the Administrator or a duly authorized officer of the Company, Parent or Subsidiary for whom Optionee provides his or her services.

     6.2 Exercise After Death or Disability. Upon the death or Disability of Optionee, this option shall immediately vest and become fully exercisable as to all of the Shares, and all or any part of this option may be exercised at any time before its expiration under Section 6.1 above by the executors or administrators of the Optionee's estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance. For purposes of this Agreement, "Disability" means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

     6.3 Exercise After Termination. Upon the termination of Optionee's employment for any reason other than for cause or Optionee's voluntary termination, this option shall immediately vest and become fully exercisable as to all of the Shares, and all or any part of this option may be exercised at any time before its expiration under Section 6.1 above by Optionee or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance.

                          Section 8: OBLIGATION TO SELL

     Notwithstanding anything herein to the contrary, if at any time following Optionee's acquisition of Shares hereunder, shareholders of the Company owning 51% or more of the shares of the Company (on a fully diluted basis) (the "Control Sellers") enter into an agreement (including any agreement in principal) to transfer all of their shares to any person or group of persons who are not affiliated with the Control Sellers, such Control Sellers may require each shareholder who is not a Control Seller (a "Non-Control Seller") to sell all of their shares to such person or group of persons at a price and on terms and conditions the same as those on which such Control Sellers have agreed to sell their shares, other than terms and conditions relating to the performance or non-performance of services. For the purposes of the preceding sentence, an affiliate of a Control Seller is a person who controls, which is controlled by, or which is under common control with, the Control Seller.

                     Section 9: LEGALITY OF INITIAL ISSUANCE

     No Shares shall be issued upon the exercise of this option unless and until the Company has determined that:

     (a) It and the Optionee have taken any actions required to register the Shares under the Securities Act of 1933, as amended (the "Securities Act") or to perfect an exemption from the registration requirements thereof;

     (b) Any applicable listing requirement of any stock exchange on which Stock is listed has been satisfied; and

     (c) Any other applicable provision of state or federal law has been satisfied.

                      Section 10: RESTRICTIONS ON TRANSFER

     10.1 Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

     10.2 Market Stand-Off. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, including the Company's initial public offering (a "Public Offering"), the Optionee shall not Transfer for value any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the "Market Stand-Off"). The Market Stand-Off shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company's outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period.

     10.3 Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

     10.4 Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

     10.5 Legends. All certificates evidencing Shares purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

     "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

     10.6 Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement no longer is required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

     10.7 Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 shall be conclusive and binding on the Optionee and all other persons.

                      Section 11: MISCELLANEOUS PROVISIONS

     11.1 Rights as a Shareholder. Neither the Optionee nor the Optionee's representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee's representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to Section 4 and Section 5 hereof.

     11.2 Adjustments. If there is any change in the number of outstanding shares of Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, then (i) the number of shares subject to this option and (ii) the Exercise Price of this option, in effect prior to such change, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Stock; provided, however, that any fractional shares resulting from the adjustment shall be eliminated.

     11.3 No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

     11.4 Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed the Optionee at the address set forth in the records of the Company. Notice shall be addressed to the Company at:

                           SBS Interactive Co., Inc.
                           200 Viceroy Rd., Unit 5
                           Concord, ON  L4K 3N8
                           Fax: (905) 660-1122

     11.5 Entire Agreement. This Agreement and Optionee's Employment Agreement with the Company dated April 29, 2003, constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

     11.6 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CHOICE OF LAWS PROVISIONS, AS CALIFORNIA LAWS ARE APPLIED TO CONTRACTS ENTERED INTO AND PERFORMED IN SUCH STATE.

     11.7 Attorneys' Fees. In the event that any action, suit or proceeding is instituted upon any breach of this Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Agreement, "attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.


SBS INTERACTIVE, CO., INC.


By:  /s/ Todd Gotlieb
     ------------------------------
      Todd Gotlieb, Director

And


By:  /s/ Barry Alter
     ------------------------------
      Barry Alter, Director

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                 (To be signed only upon exercise of the Option)


SBS Interactive Co., Inc.
200 Viceroy Rd., Unit 5
Concord, ON  L4K 3N8
Fax: (905) 660-1122

The undersigned, the holder of the enclosed Stock Option Agreement, hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ______* shares of Common Stock of SBS Interactive Co., Inc. (the "Company"), and herewith encloses payment of $_______ and/or _________ shares of the Company's common stock in full payment of the purchase price of such shares being purchased.

Dated:
      ------------------------------

YOUR STOCK MAY BE SUBJECT TO RESTRICTIONS AND FORFEITABLE UNDER THE NOTICE OF STOCK OPTION GRANT AND STOCK OPTION AGREEMENT



                                 -----------------------------------------------
                                 (Signature  must  conform in all respects to
                                  name of holder as specified on the face of the Option)



                                 -----------------------------------------------
                                 (Please Print Name)


                                 -----------------------------------------------
                                 (Address)



     * Insert here the number of shares called for on the face of the Option, or, in the case of a partial exercise, the number of shares being exercised, in either case without making any adjustment for additional Common Stock of the Company, other securities or property that, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.





                                                     --------        --------
                                                                     Initials